NEWS RELEASE

1583 S. 1700 E. ● Vernal, UT 84078 ● (435)789-0594

FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. Acquires
Hard Rock Solutions, LLC

Acquisition closed simultaneous with initial public offering

VERNAL, UT., May 29, 2014 — Superior Drilling Products, Inc. (NYSE MKT:SDPI) (“SDPI” or the “Company”), a provider of drilling products for the oil, natural gas and mining services industry, announced that it has acquired Hard Rock Solutions, LLC for $12.5 million in conjunction with the closing of its initial public offering.

The Company acquired Hard Rock’s patented Drill N Ream well bore technology; a unique reaming assembly technology which has been used in over 850 horizontal wells since 2011.

“With the acquisition of Hard Rock, we have a tremendous opportunity to penetrate a very large addressable market with an innovative technology that enables faster and more efficient drilling of horizontal wells for our customers. Also, the acquisition enables us to establish an effective sales channel which provides the platform from which Superior Drilling Products can grow,” noted Founder and CEO, Troy Meier.

Mr. Meier concluded, “With our strengthend balance sheet, we will be able to leverage our state-of-the-art manufacturing capabilities and drilling industry expertise to continue development and commercialization of our innovative drilling product technology.”

About SDPI

SDPI is an innovative, cutting-edge manufacturer and remanufacturer of PDC (polycrystalline diamond compact) drill bits and drill string tools for the oil, natural gas and mining services industries. SDPI operates a technologically-advanced PDC drill bit remanufacturing facility, as well as a state-of-the-art drill tool machining facility. SDPI designs, manufactures and markets for rent drill string tools including the patented Drill N Ream well bore enhancement tool. SDPI also provides manufacturing, leasing, and refurbishing of drill string tools to oil field services clients.

Additional information about the Company can be found at its website: www.sdpi.com.

###

Superior Drilling Products, Inc. Announces Acquisition of Hard Rock Solutions, Inc.

May 29, 2014

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:
Deborah K. Pawlowski / Alex P. Hamilton
Kei Advisors LLC
(716) 843-3908 / (716) 242-8632
dpawlowski@keiadvisors.com / ahamilton@keiadvisors.com

###